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                                                          Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of our report, dated January 19, 2000, on the financial statements of Bank of Essex as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999. We also consent to the reference made to us under the caption "Experts" in the Proxy Statement/Prospectus constituting a part of this Registration Statement.


/s/ Yount, Hyde & Barbour, P.C.
    ---------------------------

Winchester, Virginia
March 24, 2000